Exhibit  23  (b)
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                              GARTMORE MUTUAL FUNDS
                       (FORMERLY NATIONWIDE MUTUAL FUNDS)





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                                 AMENDED BYLAWS
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                             Dated October 30, 1997
                        (Amended as of January 25, 2002)

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                                 AMENDED BYLAWS
                                       OF

                              GARTMORE MUTUAL FUNDS
                       (FORMERLY NATIONWIDE MUTUAL FUNDS)

                                    ARTICLE I

                                  DEFINITIONS

     The terms "Class" "Commission", "Declaration", "Distributor", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Series", "Shareholder",
"Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meaning given them in the Declaration of Trust of Gartmore Mutual Funds (formerly Nationwide Mutual Funds) adopted October 30, 1997, and as amended from time to time.

                                   ARTICLE II

                                    OFFICES

     Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Pennsylvania shall be in the City of Conshohocken, County of Montgomery, with the principal office at 1200 River Road, Conshohocken, Pennsylvania.

     Section 2. Other Offices. The Trust may have offices in such other places within as well as without the State of Ohio, as the Trustees may from time to time determine.


                                  ARTICLE III

                                    TRUSTEES


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     Section 1.  Meetings of the Trustees.  The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than by regular or stated meetings shall be held whenever called by the Chairman, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be sent by telecopy, electronic mail or overnight delivery to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by an Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE IV

                          COMMITTEES AND ADVISORY BOARD

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these Bylaws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees and powers conferred upon the same (subject to the same limitations with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman. Any member of a Committee may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees.

     Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions or the exercise of specified powers by written action of the requisite number of members of a Committee without a meeting and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.


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     The  Executive  Committee  shall  keep  regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the offices of the Trust. In addition, the Executive Committee shall report to the full Board of Trustees any actions taken by the Executive Committee at the next Trustees meeting.

     Section 3. Advisory Board. The Trustees may from time to time appoint an Advisory Board to consist of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Share-holders. Members of this Board shall hold office for such period as the Trustees may by resolution provide. Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, said Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

                                    ARTICLE V

                                    OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a Chairman, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may, from time to time elect or appoint a Vice Chairman, one or more Assistant Secretaries and one or more Assistant Treasurers.

     Section 2. Other Officers. The Trustees may from time to time appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

     Section 3. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or the Bylaws, the Chairman, the Vice Chairman, the Treasurer and the Secretary shall hold office until such officer's successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees.

     Section 4. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee or by the Trustees.

     Section 5. Powers and Duties of the Chairman. The Chairman may call meetings of the Trustees and of any Committee thereof when he deems it necessary and may preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interest of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

     Section 6. Powers and Duties of Vice Chairman. In the absence or disability of the Chairman, the Vice Chairman or, if there be more than one Vice Chairman, any Vice Chairman designated by the Trustees shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. Each Vice Chairman shall perform such other duties as may be assigned to him from time to time by the Trustees and the Chairman.

     Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article X of these Bylaws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees.

Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders and the Trustees in proper books provided for that purpose; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 9. Powers and Duties of the Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 10. Powers and Duties of the Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

     Section 11.Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VI

                                  FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of November in each year and shall end on the last day of October in each year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                  ARTICLE VIII

                                WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX

                                    CUSTODIAN

     The Trustees shall at all times employ a bank or trust company as Custodian in accordance with the 1940 Act as amended and the rules promulgated thereunder as amended.

                                    ARTICLE X

                                   AMENDMENTS

     These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these Bylaws, a vote of the Shareholders.

                                   ARTICLE XI

                                 VOTING BY PROXY

     Section 1. A person who is entitled to attend a shareholders' meeting, to vote at a shareholders' meeting, or to execute consents, waivers, or releases may be represented at the meeting or vote at the meeting, may execute consents, waivers, and releases, and may exercise any of the person's other rights, by proxy or proxies appointed by a writing signed by the person or the person's authorized agent or appointed by a verifiable communication authorized by the person or the person's authorized agent.

     Section 2. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a person or the person's authorized agent described in Section 1. of this ARTICLE XI, and that appoints a proxy is a sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a person or the person's authorized agent described in Section
1. of this ARTICLE XI and that appoints a proxy is a sufficient writing to appoint a proxy.

     The  proxy  or proxies or person or person's authorized agent, described in
Section 1. of this ARTICLE XI may, by verifiable communication, appoint a proxy solicitation firm, proxy support service organization or like agent to act for such proxy or proxies or person or person's authorized agent.

     Section 3. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or verifiable communication specifies the date on which it is to expire or the length of time it is to continue in force.

     Section 4. Every appointment of a proxy shall be revocable unless that appointment is coupled with an interest. A revocation of a revocable appointment may be made only as provided in this section. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Trust or by giving notice of revocation to the Trust in writing, in a verifiable communication, or in open meeting. The presence at a meeting of the person appointing a proxy does not revoke the appointment.

     Section 5. A revocable appointment of a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of the death or incompetency of the maker is received by the Trust from the executor or administrator of the estate of the maker or from the fiduciary having control of the shares in respect of which the proxy was appointed.

     Section 6. Unless the writing or verifiable communication appointing a proxy otherwise provides:

1. Each proxy has the power of substitution, and, if three or more proxies are appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all.

     2. If more than one proxy is appointed, then (i) with respect to voting or executing consents, waivers, or releases, or objections to consents at a shareholders' meeting, a majority of the proxies that attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority at the meeting; and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise that authority with respect to an equal number of shares; and (ii) with respect to exercising any other authority, a majority may act for all.


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